UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

July 13, 2005

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12130 State Highway 3, Building 1

Webster, Texas 77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

On July 13, 2005, SPACEHAB, Incorporated (the “Company”) entered into an amendment to the Amended and Restated Rights Agreement, dated as of February 23, 2004, (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as rights agent, accelerating the expiration date of the Rights Agreement from April 9, 2009 to July 13, 2005. Pursuant to the Rights Agreement, rights to purchase shares of the Company’s Series A Junior Participating Preferred Stock, par value $.01 per share, were issued to all holders of the Company’s common stock, no par value per share. The amendment, which is attached as Exhibit 4.1 and incorporated by reference into this Item, has the effect of terminating the Rights Agreement effective July 13, 2005.

On July 14, 2005, the Company issued the press release attached as Exhibit 99.1 announcing the termination of the Rights Agreement.

Item 1.02. Termination of a Material Definitive Agreement

The description of the termination of the Rights Agreement included in Item 1.01 of this Form 8-K is incorporated by reference into this Item.

Section 3 — Securities and Trading Markets

Item 3.03. Material Modifications to Rights of Security Holders

The description of the termination of the Rights Agreement included in Item 1.01 of this Form 8-K is incorporated by reference into this Item.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document
4.1	First Amendment to Amended and Restated Rights Agreement, dated July 13, 2005, between SPACEHAB, Incorporated and American Stock Transfer & Trust Company, as rights agent

99.1	Press release dated July 14, 2005 announcing the termination of the Company’s Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

July 13, 2005	By:	/s/ Nicholas G. Morgan
Nicholas G. Morgan
Vice President, Controller and Chief Accounting Officer

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Exhibit Index

Exhibit Number	Title of Document
4.1	First Amendment to Amended and Restated Rights Agreement, dated July 13, 2005, between SPACEHAB, Incorporated and American Stock Transfer & Trust Company, as rights agent

99.1	Press release dated July 14, 2005 announcing the termination of the Company’s RightsAgreement

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